SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                 FORM 8-A/A
                              Amendment No. 4

             FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                  PURSUANT TO SECTION 12(b) OR (g) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


                            ASARCO Incorporated
     ------------------------------------------------------------------
           (Exact name of registrant as specified in its charter)

      New Jersey                                13-492440
 -----------------------------------    ----------------------------
 (State or other jurisdiction                    (IRS Employer
      of incorporation)                         Identification No.)

 180 Maiden Lane, New York, New York                   10038
 ------------------------------------   --------------------------
 (Address of principal executive offices)            (Zip Code)


 If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

 If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]

     Securities to be registered pursuant to Section 12(b) of the Act:

      Title of each class              Name of each exchange on which
      to be so registered              each class is to be registered

      Rights to purchase Junior
      Participating Preferred Stock      New York Stock Exchange
      -----------------------------      ---------------------------

     Securities to be registered pursuant to Section 12(g) of the Act:

                                    None
     -----------------------------------------------------------------
                              (Title of class)


 Item 1.   Description of Securities to be Registered.

      Item 1 is amended by adding the following:

           "On October 5, 1999, the Company entered into an amendment to the rights plan in connection with the transactions contemplated by the agreement and plan of merger between the Company and Phelps Dodge Corporation, which agreement was subsequently terminated. On October 25, 1999, the Company entered into an amendment to the rights plan in connection with the transactions contemplated by the agreement and plan of merger between the Company and Grupo Mexico, S.A. de C.V. Copies of such amendments are attached hereto as Exhibits 4.4 and 4.5 and are incorporated herein by reference."

 Item 2.   Exhibits.

           Item 2 is hereby amended by adding the following exhibits:


 EXHIBIT NO.         EXHIBIT

  4.4 Amendment Number Two dated as of October 5, 1999, to Rights Agreement, dated as of January 28, 1998, between ASARCO Incorporated and The Bank of New York, as Rights Agent.

 4.5 Amendment Number Three dated as of October 25, 1999, to Rights Agreement, dated as of January 28, 1998, between ASARCO Incorporated and The Bank of New York, as Rights Agent.


                                 SIGNATURES

           Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                               ASARCO Incorporated
                                    (Registrant)

                               By: /s/ Francis R. McAllister
                                   -------------------------------
                                    Name:  Francis R. McAllister
                                    Title: Chairman & CEO
 Dated:    November 8, 1999



                             INDEX TO EXHIBITS



 EXHIBIT NO.         EXHIBIT

  4.4 Amendment Number Two dated as of October 5, 1999, to Rights Agreement, dated as of January 28, 1998, between ASARCO Incorporated and The Bank of New York, as Rights Agent.

 4.5 Amendment Number Three dated as of October 25, 1999, to Rights Agreement, dated as of January 28, 1998, between ASARCO Incorporated and The Bank of New York, as Rights Agent.